Exhibit 8



                                  SUBSIDIARIES

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Name of Subsidiary                                     Place of Incorporation

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VocalTec Communications Inc.                           Delaware
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VocalTec Communications Deutschland GmbH               Germany
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VocalTec Communications Hong Kong Limited              Hong Kong
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VocalTec Communications International B.V. *           Netherlands
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VocalTec Communications Singapore Pte Ltd. *           Singapore
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VocalTec Communications India Private Limited *        India
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TrulyGlobal Limited *                                  Israel
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VocalTec Rocket Inc. *                                 Delaware
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*      non-operating subsidiaries